EXHIBIT 5.1

Darren K. DeStefano
(703) 456-8034
ddestefano@cooley.com

November 10, 2010

Micromet, Inc.
6707 Democracy Blvd., Suite 505
Bethesda, MD 20817

Ladies and Gentlemen:

We have acted as counsel to Micromet, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of $13,900,000 of common stock, par value $0.00004 per share, of the Company (the “Common Stock” or the “Securities”) on a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement incorporates by reference the Company’s Registration Statement on Form S-3 (No. 333-162541), filed with the Commission on October 16, 2009 and declared effective on November 2, 2009 (the “Prior Registration Statement”).  The Company has provided us with a prospectus (the “Prospectus”) which forms part of the Prior Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656  T: (703) 456-8000  F: (703) 456-8100  WWW.COOLEY.COM

Micromet, Inc.
November 10, 2010
Page Two

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

Provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation and bylaws, as amended, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus and any Prospectus Supplement included in the Registration Statement.

Very truly yours,

Cooley LLP

By:   /s/ Darren K. DeStefano
    Darren K. DeStefano

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656  T: (703) 456-8000  F: (703) 456-8100  WWW.COOLEY.COM